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                                                                  Exhibit 4.5


                          NATIONAL CITY CAPITAL TRUST I

                                  $500,000,000
                         Reset Asset Capital Securities

                (Liquidation Amount $1,000 per Capital Security)
                      Fully and Unconditionally Guaranteed

                                       by

                            NATIONAL CITY CORPORATION

                            AUCTION AGENCY AGREEMENT

                                                                    June 6, 1997

National City Corporation
1900 East Ninth Street
Cleveland, Ohio  44114-3484

Ladies and Gentlemen:

                  National City Capital Trust I, a Delaware statutory trust (the "Trust") proposes to issue and sell to UBS Securities LLC ("UBS"), upon the terms set forth in a purchase agreement dated May 29, 1997 (the "Purchase Agreement"), 500,000 of the Trust's Reset Asset Capital Securities, liquidation amount $1,000 per Capital Security (the "Liquidation Amount") (including any securities issued in exchange therefor, the "Capital Securities"), the payment of which will be guaranteed by National City Corporation, a Delaware corporation (the "Company") to the extent set forth in a guarantee agreement dated of even date herewith (the "Guarantee"). The proceeds of the sale by the Trust of the Capital Securities and its Common Securities, liquidation amount $1,000 per Common Security (the "Common Securities"), are to be invested in the Junior Subordinated Debt Securities of the Company having an aggregate principal amount equal to the aggregate liquidation amount of the Capital Securities and the Common Securities (including any securities issued in exchange therefor, the "Junior Subordinated Debt Securities"). The Junior Subordinated Debt Securities will be distributed to holders of the Capital Securities in certain circumstances (each, a "Distribution Event").


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                  The Junior Subordinated Debt Securities will bear interest at the applicable rate (the "Applicable Rate"). Holders of the Capital Securities will be entitled to receive cumulative cash distributions equal to the Applicable Rate applied to the Liquidation Amount per Capital Security, accruing from the original date of issuance of the Capital Securities (the "Issue Date"). Prior to June 1, 1999 (or if such date is not a business day, the succeeding business day) (the "Rate Reset Date"), the Applicable Rate will be 6.75% per annum. The Applicable Rate on and after the Rate Reset Date will be equal to the rate per annum resulting on the Rate Reset Pricing Date (as defined below) from the implementation of auction procedures (the "Auction Procedures") pursuant to which existing holders of beneficial ownership interests in the Capital Securities (or, if a Distribution Event shall have occurred, the Junior Subordinated Debt Securities) ("Existing Holders") and other persons may determine to hold or offer to sell or, based on rates offered to them, offer to purchase Capital Securities (or, if a Distribution Event shall have occurred, Junior Subordinated Debt Securities). Existing Holders and other persons will submit these determinations to hold or offers to sell or purchase to UBS, as remarketing agent (the "Remarketing Agent") under a remarketing agreement between the Company and UBS dated June 6, 1997 (the "Remarketing Agreement"), prior to 1:00 p.m. (the "Submission Deadline") on the business day five business days prior to the Rate Reset Date (the "Submission Date"). Pursuant to the Remarketing Agreement, the Remarketing Agent will submit all the determinations to hold or offers to sell or purchase received by it prior to the Submission Deadline, along with certain deemed offers to sell and the Maximum Applicable Rate (as defined herein), to the auction agent prior to 10:00 a.m. on the business day following the Submission Date. The implementation of the Auction Procedures will occur on the third business day preceding the Rate Reset Date (the "Rate Reset Pricing Date") and will hereinafter be referred to as the "Rate Reset Auction."

                  As used in this Agreement, the terms "rates" and "rates per annum" shall include rates and rates per annum expressed as or determined by reference to a spread to a specified United States Treasury security.

                  This is to confirm the agreement between The Bank of New York and the Company for The Bank of New York to act as auction agent (together with any successor or assign, the "Auction Agent") in connection with the Rate Reset Auction.

                  1. DEFINITIONS. As used in this Agreement, the following capitalized defined terms shall have the following



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meanings (terms defined in the singular shall include the plural):

                  "ADMINISTRATIVE TRUSTEES" means the individuals named as administrative trustees in the Amended and Restated Declaration of Trust (the "Declaration of Trust") relating to the Trust among the Company, as depositor, The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware trustee, and the individuals named as administrative trustees therein, or their successors or assigns as such trustees.

                  "AUTHORIZED OFFICER" means each Senior Vice President, Vice President, Assistant Vice President, Senior Trust Officer and Trust Officer of the Auction Agent assigned to its Corporate Trust Department and every other officer or employee of the Auction Agent designated as an Authorized Officer for purposes hereof in a communication to the Company.

                  "BID" means an Order (i) indicating the Liquidation Amount of outstanding Capital Securities (or, if a Distribution Event shall have occurred, the principal amount of outstanding Junior Subordinated Debt Securities), if any, that an Existing Holder desires to continue to hold if the Applicable Rate on and after the Rate Reset Date is not less than the rate per annum specified by such Existing Holder or (ii) indicating the Liquidation Amount of outstanding Capital Securities (or, if a Distribution Event shall have occurred, the principal amount of outstanding Junior Subordinated Debt Securities), if any, that a Potential Holder desires to purchase if the Applicable Rate on and after the Rate Reset Date is not less than the rate per annum specified by such Potential Holder.

                  "BUSINESS DAY" means any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

                  "COMPANY OFFICER" means the Chairman of the Board of Directors of the Company, the President, each Vice President (whether or not designated by a number or word or words added before or after the title Vice President), the Secretary, the Treasurer, each Assistant Secretary and each Assistant Treasurer of the Company and every other officer or employee of the Company designated as a Company Officer for purposes hereof in a notice to the Auction Agent.



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                  "DEBENTURE TRUSTEE" means The Bank of New York, as trustee under the Indenture, or its successor or assign as such trustee.

                  "DELAWARE TRUSTEE" means The Bank of New York (Delaware), as Delaware trustee for the Amended and Restated Declaration of Trust relating to the Trust among the Company, as depositor, The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware trustee, and the individuals named as administrative trustees therein, or its successor or assign as such trustee.

                  "HOLD ORDER" means an Order indicating the Liquidation Amount of outstanding Capital Securities (or, if a Distribution Event shall have occurred, the principal amount of outstanding Junior Subordinated Debt Securities), if any, that an Existing Holder desires to continue to hold without regard to the Applicable Rate on and after the Rate Reset Date.

                  "INDENTURE" means the indenture, as supplemented from time to time, between the Company and the Debenture Trustee, under which the Junior Subordinated Debt Securities are to be issued as a separate series.

                  "ISSUER TRUSTEES" means, collectively, the Administrative Trustee, the Delaware Trustee and the Property Trustee.

                  "MAXIMUM APPLICABLE RATE" means the Treasury Rate (as defined in Section 2.02 of the Indenture) on the Rate Reset Pricing Date plus 5.0% per annum.

                  "ORDER" means any Hold Order, Bid or Sell Order communicated or deemed communicated to the Remarketing Agent in writing on a form provided by the Company and approved by the Remarketing Agent for the purpose.

                  "PERSON" means any individual, corporation, association, company, joint-stock company, business trust, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "POTENTIAL HOLDER" means an Existing Holder or other Person who makes a Bid to purchase Capital Securities (or, if a Distribution Event shall have occurred, Junior Subordinated Debt Securities) if the Applicable Rate on and after the Rate Reset Date is not less than the rate per annum specified by such Existing Holder or other Person.



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                  "PROPERTY TRUSTEE" means The Bank of New York, as property trustee for the Amended and Restated Declaration of Trust relating to the Trust among the Company, as depositor, The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware trustee, and the individuals named as administrative trustees therein, or its successor or assign as such trustee.

                  "SELL ORDER" means (i) an Order indicating the Liquidation Amount of outstanding Capital Securities (or, if a Distribution Event shall have occurred, the principal amount of outstanding Junior Subordinated Debt Securities), if any, that an Existing Holder offers to sell without regard to the Applicable Rate on and after the Rate Reset Date, or (ii) a Sell Order deemed by the Remarketing Agent to have been submitted by an Existing Holder because an Order or Orders covering the entire outstanding Liquidation Amount of Capital Securities (or, if a Distribution Event shall have occurred, the entire outstanding principal amount of Junior Subordinated Debt Securities) held by such Existing Holder was not submitted to the Remarketing Agent prior to the Submission Deadline.

                  "SUBMISSION DATE" means the business day five business days prior to the Rate Reset Date.

                  "SUBMISSION DEADLINE" means 1:00 p.m. on the Submission Date.

                  "SUBMITTED BID" means, after the Submission Deadline, all Bids submitted by Existing Holders or Potential Holders through the Remarketing Agent to the Auction Agent.

                  "SUBMITTED HOLD ORDER" means, after the Submission Deadline, all Hold Orders submitted by Existing Holders through the Remarketing Agent to the Auction Agent.

                  "SUBMITTED SELL ORDER" means, after the Submission Deadline, all Sell Orders submitted or deemed submitted by Existing Holders through the Remarketing Agent to the Auction Agent.

                  "SUFFICIENT CLEARING BIDS" means an amount of Submitted Bids by Potential Holders such that the Liquidation Amount of outstanding Capital Securities (or, if a Distribution Event shall have occurred, the principal amount of outstanding Junior Subordinated Debt Securities) that is the subject of such Submitted Bids with rates not higher than the Maximum Applicable Rate equals or exceeds the Liquidation Amount of outstanding Capital Securities (or, if a Distribution Event shall have occurred, the principal amount of outstanding Junior Subordinated Debt


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Securities) that is the subject of Submitted Sell Orders (including the
Liquidation Amount of Capital Securities (or, if a Distribution Event shall have occurred, the principal amount of Junior Subordinated Debt Securities) as to which Sell Orders are deemed to have been submitted and the Liquidation Amount of Capital Securities (or, if a Distribution Event shall have occurred, the principal amount of Junior Subordinated Debt Securities) subject to Bids by Existing Holders specifying rates higher than the Maximum Applicable Rate).

                  2. APPOINTMENT OF AUCTION AGENT; OBLIGATIONS OF AUCTION AGENT.
(a) Subject to the terms and conditions herein contained, the Company hereby appoints The Bank of New York, and The Bank of New York hereby accepts such appointment, as the Auction Agent in connection with the Rate Reset Auction.

                  (b) The Auction Agent hereby agrees that it will assemble all Orders submitted to it by the Remarketing Agent prior to 10:00 a.m. on the business day following the Submission Date and will determine whether one or more of the submitted Orders cover, in the aggregate, more than the Liquidation Amount of Capital Securities (or, if a Distribution Event shall have occurred, the principal amount of the Junior Subordinated Debt Securities) held by any Existing Holder. If so, the Auction Agent hereby agrees that it will consider such Orders valid in the following order of priority:

                  (i) all Hold Orders shall be considered valid, but only up to and including the Liquidation Amount of outstanding Capital Securities (or, if a Distribution Event shall have occurred, the principal amount of outstanding Junior Subordinated Debt Securities) held by such Existing Holder;

                  (ii)(A) any Bid shall be considered valid up to and including the excess of the Liquidation Amount of outstanding Capital Securities (or, if a Distribution Event shall have occurred, the principal amount of outstanding Junior Subordinated Debt Securities) held by such Existing Holder over the aggregate Liquidation Amount of Capital Securities (or, if a Distribution Event shall have occurred, the aggregate principal amount of Junior Subordinated Debt Securities) subject to any Hold Orders referred to in clause (i) above;

                  (B) subject to subclause (A), if more than one Bid with the same rate is submitted by such Existing Holder and the aggregate Liquidation Amount of outstanding Capital Securities (or, if a Distribution Event shall have occurred, the aggregate principal amount of


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         outstanding Junior Subordinated Debt Securities) subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the amount of such excess;

                  (C) subject to subclause (A), if more than one Bid with different rates is submitted by such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates up to the amount of such excess; and

                  (D) in any such event, the aggregate Liquidation Amount of outstanding Capital Securities (or, if a Distribution Event shall have occurred, the aggregate principal amount of outstanding Junior Subordinated Debt Securities), if any, subject to Bids not valid under this clause (ii) shall be treated as the subject of a Bid by a Potential Holder; and

                  (iii) all Sell Orders shall be considered valid but only up to and including the excess of the Liquidation Amount of outstanding Capital Securities (or, if a Distribution Event shall have occurred, the excess of the principal amount of outstanding Junior Subordinated Debt Securities) held by such Existing Holder over the aggregate Liquidation Amount of Capital Securities (or, if a Distribution Event shall have occurred, the aggregate principal amount of Junior Subordinated Debt Securities) subject to Hold Orders referred to in clause (i) above and valid Bids referred to in clause (ii) above.

                  (c) The Auction Agent hereby agrees that it will, if any rate specified in any Bid contains more than three figures to the right of the decimal point, round such rate up to the next highest one-thousandth (.001) of 1%.

                  (d) The Auction Agent hereby agrees that it will reject any Order covering an aggregate Liquidation Amount of Capital Securities (or, if a Distribution Event shall have occurred, aggregate principal amount of Junior Subordinated Debt Securities) not equal to $100,000 or an integral multiple of $100,000 in excess thereof.

                  (e) The Auction Agent hereby agrees that it will determine whether any Bids specify a rate higher than the Maximum Applicable Rate and will
(i) treat any such Bids as a Sell Order if submitted by an Existing Holder and
(ii) reject any such Bids if submitted by a Potential Holder.

                  (f) The Auction Agent hereby agrees that it will assemble all Orders submitted or deemed submitted to it by the Remarketing Agent prior to 10:00 a.m. on the business
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day following the Submission Date and will determine the excess of the
Liquidation Amount of outstanding Capital Securities (or, if a Distribution Event shall have occurred, the excess of the principal amount of outstanding Junior Subordinated Debt Securities) over the Liquidation Amount of outstanding Capital Securities (or, if a Distribution Event shall have occurred, the principal amount of outstanding Junior Subordinated Debt Securities) subject to Submitted Hold Orders (such excess, the "Available Capital Securities", or, if a Distribution Event shall have occurred, the "Available Junior Subordinated Debt Securities") and whether Sufficient Clearing Bids have been made in the Rate Reset Auction.

                  (g) The Auction Agent hereby agrees that it will, if Sufficient Clearing Bids have been made (other than because all of the outstanding Capital Securities (or, if a Distribution Event shall have occurred, all of the outstanding Junior Subordinated Debt Securities) are subject to Submitted Hold Orders), determine the lowest rate per annum specified in the Submitted Bids (the "Winning Bid Rate") which, taking into account the rates in the Submitted Bids by Existing Holders, would result in Existing Holders which submitted Submitted Bids continuing to hold an aggregate Liquidation Amount of Capital Securities (or, if a Distribution Event shall have occurred, aggregate principal amount of Junior Subordinated Debt Securities) which, when added to the Liquidation Amount of outstanding Capital Securities (or, if a Distribution Event shall have occurred, the principal amount of outstanding Junior Subordinated Debt Securities) to be purchased by Potential Holders, based on the rates in the Submitted Bids submitted by them, would equal not less than the Available Capital Securities (or, if a Distribution Event shall have occurred, the Available Junior Subordinated Debt Securities).

                  (h) The Auction Agent hereby agrees that it will, if Sufficient Clearing Bids have been made (other than because all of the outstanding Capital Securities (or, if a Distribution Event shall have occurred, all of the outstanding Junior Subordinated Debt Securities) are subject to Submitted Hold Orders) and subject to paragraph (i) below, accept or reject Submitted Bids so that Existing Holders and Potential Holders of Capital Securities (or, if a Distribution Event shall have occurred, Junior Subordinated Debt Securities) sell, continue to hold (it being understood that Existing Holders which submitted Hold Orders shall continue to hold the Capital Securities (or, if a Distribution Event shall have occurred, the Junior
Subordinated Debt Securities)   subject to such Hold Orders) and/or purchase
Capital Securities (or, if a Distribution Event shall have occurred, Junior Subordinated Debt Securities) as set forth below:

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                  (i) each Existing Holder that submitted a Submitted Sell Order or a Submitted Bid specifying a rate higher than the Winning Bid Rate shall sell the Liquidation Amount of outstanding Capital Securities
         (or, if a Distribution Event shall have occurred, the principal amount of outstanding Junior Subordinated Debt Securities) subject to such Submitted Sell Order or Submitted Bid;

                  (ii) each Existing Holder that submitted a Submitted Bid specifying a rate lower than the Winning Bid Rate shall continue to hold the Liquidation Amount of outstanding Capital Securities (or, if a Distribution Event shall have occurred, the principal amount of outstanding Junior Subordinated Debt Securities) subject to such Submitted Bid;

                  (iii) each Potential Holder that submitted a Submitted Bid specifying a rate lower than the Winning Bid Rate shall purchase the Liquidation Amount of outstanding Capital Securities (or, if a Distribution Event shall have occurred, the principal amount of outstanding Junior Subordinated Debt Securities) subject to such Submitted Bid;

                  (iv) each Existing Holder that submitted a Submitted Bid specifying a rate equal to the Winning Bid Rate shall continue to hold the Liquidation Amount of outstanding Capital Securities (or, if a Distribution Event shall have occurred, the principal amount of outstanding Junior Subordinated Debt Securities) subject to such Submitted Bid, unless the Liquidation Amount of outstanding Capital Securities (or, if a Distribution Event shall have occurred, the principal amount of outstanding Junior Subordinated Debt Securities) subject to all such Submitted Bids is greater than the excess of the Available Capital Securities (or, if a Distribution Event shall have occurred, the excess of the Available Junior Subordinated Debt Securities) over the Liquidation Amount of outstanding Capital Securities (or, if a Distribution Event shall have occurred, the principal amount of outstanding Junior Subordinated Debt Securities) accounted for in clauses (ii) and (iii) above, in which event each Existing Holder with such a Submitted Bid shall sell a Liquidation Amount of outstanding Capital Securities (or, if a Distribution Event shall have occurred, a principal amount of outstanding Junior Subordinated Debt Securities) subject to such Submitted Bid determined on a pro rata basis based on the aggregate Liquidation Amount of outstanding Capital Securities (or, if a Distribution Event shall have occurred, the aggregate principal



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         amount of outstanding Junior Subordinated Debt Securities) subject to all such Submitted Bids by such Existing Holders; and

                  (v) each Potential Holder that submitted a Submitted Bid specifying a rate equal to the Winning Bid Rate shall purchase any Available Capital Securities (or, if a Distribution Event shall have occurred, any Available Junior Subordinated Debt Securities) not accounted for in clauses (ii), (iii) or (iv) above on a pro rata basis based on the Liquidation Amount of outstanding Capital Securities (or, if a Distribution Event shall have occurred, the principal amount of outstanding Junior Subordinated Debt Securities) subject to all such Submitted Bids.

                  (i) The Auction Agent hereby agrees that, if as a result of the procedures enumerated in this Section 2, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a Liquidation Amount of Capital Securities (or, if a Distribution Event shall have occurred, a principal amount of Junior Subordinated Debt Securities) that is not equal to $100,000 or an integral multiple of $100,000 in excess thereof, it will, in such manner as is in its sole discretion, round up or down the Liquidation Amount of Capital Securities (or, if a Distribution Event shall have occurred, the principal amount of Junior Subordinated Debt Securities) being sold or purchased in the Rate Reset Auction so that the Liquidation Amount of Capital Securities (or, if a Distribution Event shall have occurred, the principal amount of Junior Subordinated Debt Securities) sold or purchased by each Existing Holder or Potential Holder shall be equal to $100,000 or an integral multiple of $100,000 in excess thereof.

                  (j) The Auction Agent hereby agrees that, if as a result of the procedures enumerated in this Section 2, any Potential Holder would be entitled or required to purchase less than $100,000 Liquidation Amount of Capital Securities (or, if a Distribution Event shall have occurred, less than $100,000 principal amount of Junior Subordinated Debt Securities), it will, in such manner as is in its sole discretion, allocate Liquidation Amounts of Capital Securities (or, if a Distribution Event shall have occurred, principal amounts of Junior Subordinated Debt Securities) for purchase among Potential Holders so that only Liquidation Amounts of Capital Securities (or, if a Distribution Event shall have occurred, principal amounts of Junior Subordinated Debt Securities) equal to $100,000 or an integral multiple in excess thereof are purchased by any such Potential Holder, it being understood that the Auction Agent will effect such allocation even if one or more


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Potential Holders who would otherwise be entitled or required to do so will be as a result prevented thereby from purchasing Capital Securities (or, if a Distribution Event shall have occurred, Junior Subordinated Debt Securities).

                  (k) The Auction Agent hereby agrees that it will, if applicable, advise the Remarketing Agent, the Company, the Issuer Trustees and the Debenture Trustee of the Winning Bid Rate by 9:00 a.m. on the Rate Reset Pricing Date.

                  (l) The Auction Agent hereby agrees that it will, if applicable, advise the Remarketing Agent, the Company, the Issuer Trustees and the Debenture Trustee by 9:00 a.m. on the Rate Reset Pricing Date if all of the outstanding Capital Securities (or, if a Distribution Event shall have occurred, all of the outstanding Junior Subordinated Debt Securities) are subject to Submitted Hold Orders.

                  (m) The Auction Agent hereby agrees that it will, if applicable, advise the Remarketing Agent, the Company, the Issuer Trustees and the Debenture Trustee by 9:00 a.m. on the Rate Reset Pricing Date that Sufficient Clearing Bids were not made in the Rate Reset Auction.

                  (n) The Auction Agent will be entitled to rely on all Orders submitted or deemed submitted to it and the Maximum Applicable Rate submitted to it, in each case by the Remarketing Agent prior to 10:00 a.m. on the business day following the Submission Date.

                  3. REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF THE COMPANY. (a) The Company represents, warrants, covenants and agrees with the Auction Agent as follows:

                  (i) the Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and has all necessary power and authority to execute and deliver this Agreement and to authorize, create and issue the Capital Securities, Common Securities and Junior Subordinated Debt Securities;

                  (ii) this Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Auction Agent, constitutes the legal, valid and binding obligation of the Company subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium, receivership or similar laws, whether statutory or decisional, relating to or

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         affecting creditors' rights and to general equitable principles
         (regardless of whether enforcement is sought in equity or at law);

                  (iii) the form of the respective certificates evidencing the Capital Securities, Common Securities and Junior Subordinated Debt Securities complies with all applicable laws of the State of Delaware;

                  (iv) the Capital Securities, Common Securities and Junior Subordinated Debt Securities, when issued, delivered and paid for on the Issue Date as contemplated by the Purchase Agreement, will have been duly authorized, validly issued, fully paid and nonassessable;

                  (v) no consent, authorization or order of, or filing or registration with, any court, governmental agency or official (except such as have been obtained and such as may be required under the Securities Act of 1933, as amended, or the Investment Company Act or under the blue sky or state securities laws) is required in connection with the execution and delivery of this Agreement or the issuance of the Capital Securities, Common Securities or Junior Subordinated Debt Securities; and

                  (vi) the issuance and sale of the Capital Securities, Common Securities and Junior Subordinated Debt Securities, the execution, delivery and performance of this Agreement, compliance by the Company with all provisions hereof, and the consummation of the transactions contemplated hereby or by the Purchase Agreement will not conflict with, constitute a breach of any of the terms or provisions of, or a default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms of, any agreement, indenture or instrument to which the Company is a party or by which the Company is bound, or result in a violation of the Declaration of Trust or by-laws of the Company or of any order, rule or regulation of any court or governmental agency having jurisdiction over the Company or its property which conflict, breach, default, lien or violation, individually or in the aggregate, would have a material adverse effect on the business, financial position or results of operations of the Company.

                  4. DUTIES AND RESPONSIBILITIES OF THE AUCTION AGENT. (a) The Auction Agent is acting solely as agent for the Company hereunder and owes no fiduciary duties to any other Person by reason of this Agreement.

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                  (b) The Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

                  (c) In the absence of bad faith or gross negligence on its part, the Auction Agent shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties under this Agreement except that the Auction Agent shall be liable for any error of judgment made in good faith if the Auction Agent shall have been grossly negligent in ascertaining the pertinent facts.

                  (d) Any funds deposited with the Auction Agent by the Company for any reason that remain with the Auction Agent after 12 months shall be repaid to the Company upon the written request of the Company.

                  5. RIGHTS OF THE AUCTION AGENT. (a) The Auction Agent may rely and shall be protected in acting or refraining from acting upon any communication authorized hereby and upon any written instruction, notice, request, direction, consent, report, certificate or other instrument, paper or document believed by it to be genuine.

                  (b) The Auction Agent may consult with counsel reasonably acceptable to the Company and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

                  6. AUCTION AGENT'S DISCLAIMER. The Auction Agent makes no representation as to the validity or adequacy of this Agreement (except as to the Auction Agent's duties hereunder and as to the due authorization, execution and delivery of this Agreement), or the Capital Securities, Common Securities or Junior Subordinated Debt Securities.

                  7. COMPENSATION, EXPENSES AND INDEMNIFICATION. (a) The Company shall pay the Auction Agent from time to time reasonable compensation for all services rendered by it under this Agreement in such amounts as may be agreed to by the Company and the Auction Agent from time to time.

                  (b) The Company shall reimburse the Auction Agent upon its request for all reasonable expenses, disbursements

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and advances incurred or made by the Auction Agent in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel), except any expense or disbursement attributable to its gross negligence or bad faith.

                  (c) The Company shall indemnify the Auction Agent for and hold it harmless against, any loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with its agency under this Agreement, including the costs and expenses of defending itself against any claim or liability in connection with its exercise or performance of its duties hereunder for which indemnification is provided by this subsection.

                  8. MISCELLANEOUS. (a) The term of this Agreement is unlimited unless it shall be terminated as provided in this Section 8(a). The Company may terminate this Agreement any time by so notifying the Auction Agent in writing, provided that the Company has entered into an agreement in substantially the form of this Agreement with a successor trust company. The Auction Agent may terminate this Agreement upon written notice to the Company, such termination to be effective on the date on which a successor trust company is appointed by the Company pursuant to an agreement containing substantially the same terms and conditions as this Agreement. If the agreement of appointment shall not have been delivered to the Company within 30 days after giving of such notice of resignation, the Auction Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trust company to serve as Auction Agent in connection with the Rate Reset Auction.

                  (b) Except as otherwise provided in this paragraph (b), the respective rights and duties of the Company and the Auction Agent under this Agreement shall cease upon termination of this Agreement. The Company's obligations under Section 7 hereof and its representations and warranties contained in Section 3 hereof shall survive the termination hereof. Upon termination of this Agreement, the Auction Agent shall, at the Company's request, promptly deliver to the Company copies of all books and records maintained by it in connection with its duties hereunder.

                  (c) All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) given to such person at its address or telecopy number set forth below:

                  The Auction Agent:

                           The Bank of New York
                           101 Barclay Street, 12E Floor
                           New York, NY 10286

                           Attention:  Freddy Acebedo
                                           Corporate Trust Administration

                           Facsimile:  (212) 815-7157

                  The Company:

                           The address set forth on the first page of this Agreement.

                           Attention:  Corporate Treasury

                           Facsimile:  (216) 575-2983


                  The Remarketing Agent:

                           UBS Securities LLC
                           299 Park Avenue
                           New York, NY 10171

                           Attention:  Richard Messina

                           Facsimile:  (212) 821-4816



or to such other address as the party to whom the communication is addressed shall have previously communicated to the other party. Communications shall be given on behalf of the Company by a Company Officer and on behalf of the Auction Agent by an Authorized Officer. Communications shall be effective when received at the proper address.

                  (d) This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties.

                  (e) Nothing herein, express or implied, shall give to any Person, other than the Company, the Auction Agent and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

                  (f) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged. Failure of either party hereto to exercise any right or remedy hereunder in the event of a breach hereof by the other party shall not constitute a waiver of any such rights or remedies with respect to any subsequent breach.

                  (g) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors of each of the Company and the Auction Agent.

                  (h) If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

                  (i) This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                  (j) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                                  Very truly yours,

                                                  THE BANK OF NEW YORK,

                                                  by /s/ F. Acebedo
                                                    ----------------------
                                                    FERNANDO ACEBEDO
                                                    Title: Assistant Treasurer

Accepted and agreed to as of
the date first above written:

NATIONAL CITY CORPORATION,

by /s/ Jeffrey D. Kelly
  ------------------------------------
  Title: Executive Vice President and
          Senior Investment Officer

Acknowledged and accepted as
of the date first above written:

UBS SECURITIES LLC,

by /s/ Matthew J. Grayson
  -----------------------------------
  Title:  Managing Director